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                                                                    EXHIBIT 10.7

                                    CREATIVE
                          IRREVOCABLE LICENSE AGREEMENT

     This Agreement, dated November 20, 1998 by and between Creative BioMolecules, Inc., a Delaware corporation with its principal office at 35 South Street, Hopkinton, Massachusetts 01748 ("CBM") and Stryker Corporation, a Michigan corporation with its corporate office at 2725 Fairfield Road, P.O. Box 4085, Kalamazoo, Michigan 49003-4085 ("Stryker").

     WHEREAS, the patents and patent applications listed on Schedule 1 attached hereto have been assigned to Stryker by CBM; and

     WHEREAS, it is the intention of Stryker, by this Irrevocable License Agreement, to grant to CBM an exclusive license under the Assigned Patent Rights, subject, however, to the exclusive rights of Stryker in the Stryker Field (as such terms are defined herein);

     NOW, THEREFORE, in consideration of the foregoing, and of the assignment of the Assigned Patent Rights by CBM to Stryker, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     1.   Definitions. As used herein, the following words shall have the
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following meanings:

          a. "Assigned Patent Rights" shall mean (i) the patents and patent applications listed on Schedule 1 attached hereto, (ii) any patent applications and patents deemed to be Assigned Patents pursuant to Section
     4.2 of the Master Agreement, and (iii) all worldwide counterparts and registrations, continuations, divisions, reissues, extensions or supplementary protection certificates, continuations-in-part or additions (but only to the extent such continuations-in-part or additions claim inventions disclosed as required by 35 U.S.C. (S)112 (CIPs) or the applicable laws (additions) in the parent application therefor listed in
     Schedule 1) with respect thereto, and all patents issuing therefrom.
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          b. "Biological Materials" shall mean any biological materials, assays, substances or reagents, including without limitation transformed or transfected cells (including any cell expressing an OP Product or any analog, mutation or heterodimer thereof), cell lines, DNA sequences, vectors, host cells, proteins, antibodies and any fragments or subcellular components thereof.

          c. "Bone Diseases" shall mean Osteoporosis, Osteomalacia and Paget's Disease.

          d. "OP" shall mean proteins (or the active sites thereof) or polypeptides or combinations of proteins and polypeptides which produce an osteogenic effect.

          e. "OP Products" shall mean OP and polyclonal or monoclonal antibodies of OP and specific inhibitors or inhibitory activities of the osteogenic effect of OP, which inhibitors or inhibitory activities are found and identified as such in the course of the Research Project (as defined in the Second Amended and Restated Research, Development and Supply Agreement, dated May 17, 1991, between CBM and Stryker, as amended).

          f. "OP Devices" shall mean the combination of OP Products with suitably biocompatible and biodegradable carriers.

          g. "Bone Disease Field" shall mean the prevention or treatment of the Bone Diseases other than (i) by the local application of OP Products and OP Devices in an insoluble formulation directly on bone or joint tissue for local, as opposed to general or systemic, effect and (ii) the treatment of fractures regardless of whether they result from a Bone Disease.

          h. "Stryker Manufacturing Know-How" means all inventions, know-how, Biological Materials, designs, trade secrets, copyrights, processes, formulas, techniques, discoveries, ideas and the like that, as of the Closing Date (as defined in the Master Agreement), are owned by Stryker or as to which Stryker has acquired rights which are

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     licensable hereunder, that are necessary or useful in the manufacture of OP
     Products or OP Devices.

          i. "Stryker Field" shall mean the field of (i) treatment, repair or replacement of bone and joint tissue, including, without limitation, meniscus and articular cartilage and ligaments and tendons, but excluding the Bone Disease Field, and (ii) treatment, repair or replacement of the tooth, dentin, alveolar bone, cementum, enamel, gingiva (to the extent, but only to the extent, the gingiva functions as part of the apparatus holding the tooth to the jaw) and/or periodontal ligament, but excluding the treatment of Oral Ulcerations (as defined below) or any other disease or disorder of the tissues of the mouth not involving the tooth, dentin, bone (including alveolar bone), cementum, enamel, gingiva (to the extent, but only to the extent, the gingiva functions as part of the apparatus holding the tooth to the jaw), ligament (including the periodontal ligament), tendon and/or cartilage.

          As used herein, "Oral Ulcerations" means the formation of lesions on the surface of skin lining the oral cavity caused by loss of tissue but does not include Periodontal Disease (as defined below) or any other disease or disorder involving the tooth, dentin, bone (including alveolar bone), cementum, enamel, gingiva (to the extent, but only to the extent, the gingiva functions as part of the apparatus holding the tooth to the jaw), ligament (including the periodontal ligament), tendon and/or cartilage.

          As used herein, "Periodontal Disease" means degeneration of the apparatus holding the tooth to the jaw involving damage to any or all of the gingiva (to the extent, but only to the extent, the gingiva functions as part of the apparatus holding the tooth to the jaw), alveolar bone, cementum, enamel and periodontal ligament.

          j. "Creative Field" means all uses and applications other than the Stryker Field. The Creative Field includes, without limitation, the Bone Disease Field.

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

          k. "Master Agreement" means the Master Restructuring Agreement dated October 15, 1998 between Stryker and CBM.

     2. Grant of Exclusive License. Stryker hereby grants to CBM an irrevocable,
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exclusive, worldwide license, with the unrestricted right to grant sublicenses, to all of the Assigned Patent Rights for all uses and applications of all inventions claimed therein, except for the manufacture, use, importation and sale of OP Products and OP Devices for use in the Stryker Field, which grant shall be exclusive even as to Stryker, with respect to the Creative Field, it being understood that Stryker retains the exclusive right to manufacture, use, import and sell OP Products and OP Devices for use in the Stryker Field. Such license shall not be terminable by Stryker or any successor, assign or any party claiming through Stryker under any circumstances or for any reason (including, without limitation, any breach or default under any other agreement between Stryker and CBM).

     3. Grant of Non-Exclusive License. Stryker hereby grants to CBM an
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irrevocable, non-exclusive, worldwide license, with the unrestricted right to grant sublicenses under all Stryker Manufacturing Know-How solely for use (a) in the manufacture of OP, OP Products or products or devices formulated with OP for use in the Creative Field, and (b) in the manufacture of proteins or polypeptides (or combinations of proteins or polypeptides) other than OP.

     4. Retained Rights. Notwithstanding Section 2, Stryker hereby retains for
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itself the right to use OP Products and OP Devices as research and development tools for the development of other products and devices for use in the Stryker Field. Nothing in the license granted to Creative hereunder shall preclude Stryker from engaging in the development, production and sale of products and devices in the Stryker Field.

     5.   Recording of License. Stryker shall record this license in the United
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States Patent and Trademark Office and such other foreign patent offices as CBM shall determine to be appropriate.

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

     6.   Miscellaneous.
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          a. This Agreement may only be amended by a written instrument signed by both parties, which makes specific reference to this Agreement.

          b. CBM may assign this Agreement without the consent of Stryker. This Agreement shall be binding upon and shall inure to the benefit of CBM and Stryker and their respective successors and assigns.

          c.  This Agreement is governed by the laws of the State of Delaware.

          d. This Agreement shall supersede the Irrevocable License Agreement dated May 17, 1991 between Stryker and CBM.

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

CREATIVE BIOMOLECULES, INC.              STRYKER CORPORATION


By: /s/ Michael M. Tarnow                By:  /s/ REK
    ----------------------------              ---------------------------
Title:  President and CEO                Title: Assistant Secretary
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